UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): May 15, 2015

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 West Wackerly Street Midland, Michigan	48640-4701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-494-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 8, 2013, Cirque Energy, Inc. (the “Company”) issued an 8% Convertible Promissory Note to an accredited investor (the “Holder”). On July 10, 2012, the Company issued an 8% Convertible Promissory Note to Asher Enterprises, Inc., which was subsequently assumed in full by the Holder on November 7, 2013. The two foregoing 8% Convertible Promissory Notes are referred to herein as the “Notes.”

On May 5, 2015, the Company received a notice of default of the Notes from the Holder. Under the terms of the Note, it is an event of default if the Company does not have sufficient shares of common stock authorized for issuance upon conversion of the Notes. As of May 5, 2015, the Company did not have sufficient shares of common stock authorized for issuance upon conversion of the Notes.

On May 13, 2015, the Company and the Holder entered into a binding term sheet (the “Term Sheet”), whereby the Holder agreed to rescind and cancel his notice of default, and to suspend any declaration of default on the Notes until at least July 15, 2015. In consideration for the Holder’s entrance into the Term Sheet, the Company agreed to: (i) increase the principal balance of the Notes by 25%; (ii) adjust the conversion rate of the Notes to 30% of the immediately preceding 3-day average volume-weighted average price, or VWAP; (iii) increase the interest rates on the Notes from 8% to 12% per annum; (iv) establish an irrevocable reserve of 25,000,000 shares of the Company’s common stock, as soon as such amount of shares is authorized by a majority vote of the Company’s shareholders; and (v) draft and deliver to the Holder a formal forbearance agreement based on the terms set forth in the Term Sheet within ten days of the execution of the Term Sheet.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Sheet, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On January 28, 2014, the Company filed an amendment to its articles of incorporation designating 100,000 shares of Class B Convertible Preferred Shares (the “Class B Shares”). Each Class B Share is convertible into 690 shares of Common Stock and votes on an as-converted basis with the holders of the Common Stock, provided that each Class B Share carries five votes of Common Stock per share.

On May 13, 2015, the Board of Directors of the Company adopted a resolution to issue 17,210 Class B Shares to Roger W. Silverthorn (the Company’s President and Chief Executive Officer), 17,210 Class B Shares to Richard L. Fosgitt (the Company’s Executive Vice President), 4,529 Class B Shares to David W. Morgan (the Company’s Chief Financial Officer) and 906 Class B Shares to Thomas G. Coté (a member of the Company’s Board of Directors) in consideration for accrued, but previously unpaid compensation. The Class B Shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Term Sheet dated May 13, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: May 15, 2015	By:	/s/ Roger W. Silverthorn
Roger W. Silverthorn
Chief Executive Officer

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